   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2001

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                FRIEDMAN'S INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              58-2058362
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                          FRIEDMAN'S MANAGEMENT CORP.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              58-2512547
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               FCJV HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              58-2571306
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            FRIEDMAN'S HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              58-0445052
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   FCJV, L.P.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              58-2571308
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                         FI STORES LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                       GEORGIA                                               58-2512545
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                         FRIEDMAN'S FLORIDA PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                       FLORIDA                                               58-2512549
   (State or other jurisdiction of Incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                             ---------------------
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                                 (800) 545-9033
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                VICTOR M. SUGLIA
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401
                             PHONE: (912) 201-6103
                              FAX: (912) 234-1031
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:
                               MARK F. MCELREATH
                               ALSTON & BIRD LLP
                                 90 PARK AVENUE
                         NEW YORK, NEW YORK 10016-1387
                             PHONE: (212) 210-9400
                              FAX: (212) 210-9444
                             ---------------------
     Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest re-investment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
          SECURITIES TO BE REGISTERED(1)            REGISTERED(2)(3)       UNIT(4)(5)         PRICE(3)(5)(6)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value(7)...........    $200,000,000            100%             $200,000,000          $47,800
Preferred Stock, $.01 par value(7)................
Senior Debt Securities(7).........................
Subordinated Debt Securities(7)...................
Guarantees of the Debt Securities(8)..............
Warrants(9).......................................
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Such indeterminate number or principal amount of Class A Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities and Warrants of Friedman's Inc. as may from time to time be issued at indeterminate prices. This Registration Statement also covers delayed delivery contracts that we may issue, under which the party purchasing such contracts may be required to purchase Class A Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities. We may issue such contracts together with the specific securities to which they relate. In addition, securities we register may be sold either separately or as units comprised of more than one type of security we are registering under this registration statement.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) Such amount represents the amount computed pursuant to Rule 457(o) for any Class A Common Stock, the liquidation preference of any Preferred Stock, the principal amount of any Senior Debt Securities or Subordinated Debt Securities issued at their principal amount, the issue price of any Senior Debt Securities or Subordinated Debt Securities issued at an original issue discount, the issue price of any Warrants and the exercise price of any Warrants under which securities are issuable upon exercise of Warrants.

(4) Estimated solely for the purpose of computing the registration fee.

(5) Exclusive of accrued interest and distributions, if any.

(6) No separate consideration will be received for Class A Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities issuable upon conversion of, or in exchange for, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities.

(7) Includes such indeterminate number of shares of Class A Common Stock and Preferred Stock, Senior Debt Securities and Subordinated Debt Securities as may be issued upon conversion or exchange of any Preferred Stock, Senior Debt Securities or Subordinated Debt Securities that provide for conversion or exchange into other securities or upon exercise of Warrants for such securities.

(8) The guarantees of the Debt Securities by one or more of the existing or future subsidiaries of Friedman's Inc.

(9) Warrants may be sold separately or with Class A Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 28, 2001

PROSPECTUS

                                  $200,000,000

                                FRIEDMAN'S INC.

                CLASS A COMMON STOCK, PREFERRED STOCK, WARRANTS,
               DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

     We may from time to time offer and sell, in one or more series or classes, up to a total of $200 million of the following debt and equity securities:

- class A common stock
- preferred stock
- warrants
- debt securities
- guarantees of debt securities

     We may offer these securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering.

                             ---------------------

     Our common stock is listed on the Nasdaq National Market under the symbol "FRDM."

                             ---------------------

     YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS AND OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND CAREFULLY CONSIDER THAT INFORMATION BEFORE BUYING OUR SECURITIES.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this prospectus is ____________, 2001.

                               TABLE OF CONTENTS

HEADING                                                       PAGE
-------                                                       ----
Important Information About this Prospectus.................    1
Where You Can Find More Information.........................    1
Incorporation of Certain Documents By Reference.............    2
This Prospectus Contains Forward-Looking Statements.........    2
Friedman's Inc. ............................................    2
Use of Proceeds.............................................    3
Consolidated Ratios of Earnings to Combined Fixed Charges
  And Preferred Stock Dividends.............................    3
Description of Class A Common Stock.........................    4
Description of Preferred Stock..............................    6
Description of Warrants.....................................    9
Description of Debt Securities..............................   10
Plan of Distribution........................................   24
Legal Opinions..............................................   25
Experts.....................................................   25

                  IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use the shelf registration statement to offer and sell up to a total of $200 million of our securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "How to Obtain Additional Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference room:

        450 Fifth Street, N.W.
        Room 1200
        Washington, D.C. 20549
        (202) 642-8090

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

     Our common stock is quoted on the Nasdaq National Market under the symbol "FRDM" and our SEC filings can also be read at the following Nasdaq address:

        Nasdaq Operations
        1735 K Street, N.W.
        Washington, D.C. 20006

     Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

     We filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information about us and about these securities, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC, as described above, or from us at the address provided on page 2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" additional information into this prospectus. This means that we can disclose additional important information about us to you by referring you to another document that we have filed separately with the SEC. The information that we incorporate by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below, as well as any future documents we file with the SEC (File No. 000-22356) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of our common stock under this prospectus:

     - Our Annual Report on Form 10-K for the fiscal year ended September 29, 2001, which was filed on December 28, 2001;

     - The description of our Class A common stock set forth in our registration statement on Form 8-A filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

     Upon request, we will provide you, at no cost, a copy of any or all of the documents that we incorporate by reference in this prospectus. Written or oral requests should be directed to:

        Friedman's Inc.
        4 West State Street
        Savannah, GA 31401
        Attention: Chief Financial Officer

     You may also make such requests by telephone at (800) 545-9033 between the hours of 9:00 a.m. and 4:00 p.m., Atlanta, Georgia local time.

              THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements which involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "assume," "believe," "estimate," "continue," or other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Our actual results may differ significantly from those expressed or implied in our forward-looking statements.

     Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading "Factors Affecting Future Performance" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which is incorporated by reference into this prospectus, and which we may update from time to time by our future filings under the Securities Exchange Act. For more information, see the section of this prospectus entitled "Incorporation of Certain Documents by Reference."

     You should also carefully consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement. You should pay particular attention to those factors discussed in any supplement under the heading "Risk Factors." You should not rely on the information contained in any forward-looking statements, and you should not expect us to update any forward-looking statements.

                                FRIEDMAN'S INC.

     We are a leading specialty retailer of fine jewelry in Savannah, Georgia, and the leading operator of fine jewelry stores located in power strip centers. As of November 8, 2001, we operate a total of 645 stores in 20 states, of which 426 were located in power strip centers and 219 were located in regional malls. We also offer products on-line at www.friedmans.com.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of these securities will be used for:

     - refinancing our credit facility;

     - repaying other indebtedness that we may from time to time incur;

     - continuing financial support of our affiliate, Crescent Jewelers, which may include a guarantee of their indebtedness or a direct investment, or a combination of these and other methods of financial support;

     - financing future acquisitions that we may from time to time consider, including a possible acquisition of Crescent Jewelers; and

     - general working capital.

     Pending the uses described above, we will invest the net proceeds in short-term, investment grade, interest-bearing securities. We will disclose in the prospectus supplement any proposal to use the net proceeds from any offering of securities in connection with a planned acquisition.

           CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, including our consolidated subsidiaries, is computed by dividing earnings by fixed charges. We do not currently have, and during the periods presented did not have, any preferred stock outstanding. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees, and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, LESS capitalized interest and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt costs, discounts and issue costs, whether expensed or capitalized. The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

                             FISCAL YEARS ENDED
-----------------------------------------------------------------------------
SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 29,
    1997            1998            1999            2000            2001
-------------   -------------   -------------   -------------   -------------
    27.3x            6.0x            7.6x            7.6x            4.7x(1)

---------------
(1) We have guaranteed the obligations of our affiliate, Crescent Jewelers, under their credit facility which matures on March 31, 2002. While we expect Crescent to be able to replace their credit facility prior to its maturity date, we have recorded the entire outstanding amount under Crescent's credit facility as a liability on our balance sheet at September 29, 2001. Assuming that we had been required to service this indebtedness ($108 million at September 29, 2001) under our guarantee during fiscal 2001 at a borrowing rate of 6.57% (Crescent's borrowing rate at September 29, 2001), our ratio of earnings to combined fixed charges for the fiscal year ended September 29, 2001 would have been 2.5x. Please refer to our Annual Report on Form 10-K for the year ended September 29, 2001, for more information.

                      DESCRIPTION OF CLASS A COMMON STOCK

     The following summary of the terms of our Class A common stock, including our certificate of incorporation, as amended, and bylaws, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement which contains this prospectus. You should refer to, and read this summary together with, our certificate of incorporation and bylaws to review all of the terms of our common stock that may be important to you.

GENERAL

     Under our certificate of incorporation, we are authorized to issue a total of 25,000,000 shares of Class A common stock, par value $.01 per share. As of December 14, 2001, we had issued and outstanding 13,322,655 shares of our Class A common stock held by approximately 70 stockholders of record. All outstanding shares of our Class A common stock are fully paid and nonassessable. Our Class A common stock is listed on the Nasdaq National Market under the symbol "FRDM."

     Under our certificate of incorporation, we are authorized to issue a total of 7,000,000 shares of Class B common stock, par value $.01 per share. As of December 14, 2001, we had issued and outstanding 1,196,283 shares of our Class B common stock held by two stockholders of record. All outstanding shares of our Class B common stock are fully paid and nonassessable. Our Class B common stock is not listed on a securities exchange or Nasdaq.

DIVIDENDS

     Holders of our Class A common stock are entitled to participate equally in dividends when our board of directors declares dividends on our common stock out of legally available funds.

     We declared a cash dividend of $.015 per share of Class A and Class B common stock in the first two fiscal quarters of 2001 and $.0175 per share of Class A and Class B common stock in each of the last two fiscal quarters of 2001. In addition, we paid $0.125 per share of Class A and Class B common stock in the first two fiscal quarters of 2000 and $.015 per share in each of the last two fiscal quarters of 2000. Future dividends, if any, will be determined by our Board of Directors and will be based upon our earnings, capital requirements and operating and financial condition, among other factors, at the time any such dividends are considered. Our ability to pay dividends in the future may be restricted by our credit facility, which prescribes certain income and asset tests that affect the amount of any dividend payments.

VOTING RIGHTS

     Holders of Class A common stock have the right to elect a minimum of 25% of our directors (rounding the number of such directors to the next highest whole number if such percentage is not equal to a whole number of directors), and each holder of Class A common stock is entitled to cast one vote for each share held. As long as there are shares of Class B common stock outstanding, holders of Class A common stock have no other voting rights, except as required by law. If and when all of the outstanding shares of Class B common stock are converted into shares of Class A common stock, the holders of Class A common stock shall be entitled to vote on all matters submitted to a vote of the stockholders and shall be entitled to one vote per share held. Generally, the vote of the majority of the shares represented at a meeting of the stockholders and entitled to vote is sufficient for actions that require a vote of the stockholders. We presently do not permit cumulative voting for the election of members of the board of directors.

     Since sole voting power has been granted to the Class B common stock, except as described in the previous paragraph and as otherwise required by law, substantially all of our corporate actions can be taken without any vote by the holders of the Class A common stock, including, without limitation, amending our certificate of incorporation or bylaws (including to authorize more shares of Class A common stock), authorizing stock options, restricted stock and other compensation plans for employees, executives and directors, authorizing a merger or disposition of or change in control over us, approving indemnification of our directors, officers and employees (and related parties) and approving conflict of interest transactions involving our affiliates. The holders of the outstanding shares of Class A common stock will be entitled, however, to vote as a class upon any proposed amendment to our certificate of incorporation which would increase or decrease the par value of the shares of Class A common stock, or alter or change the powers, preferences or special rights of the shares of the Class A common stock so as to affect them adversely.

LIQUIDATION AND DISSOLUTION

     In the event of our liquidation, dissolution, or winding up, voluntarily or involuntarily, holders of our Class A common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities.

OTHER

     Holders of our Class A common stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class and have no conversion or sinking fund rights.

TRANSFER AGENT

     The transfer agent and registrar for our common stock is First Union National Bank of North Carolina, located in Charlotte, North Carolina.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary describes generally some of the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the applicable certificate of designations and the applicable prospectus supplement to review the terms of a particular series of our preferred stock that may be important to you.

GENERAL

     Under our certificate of incorporation, our board of directors is authorized, with the consent of the holders of a majority of the outstanding Class B common stock, to authorize the issuance of up to 10,000,000 shares of our preferred stock, par value $.01 per share, in one or more series. For each series of preferred stock, our board of directors may determine whether such preferred stock will have voting powers. Our certificate of incorporation provides that holders of preferred stock shall be entitled to vote together as a class with the holders of Class A common stock on any matters on which such stockholders are entitled to vote. Our board of directors may also determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any preferred stock we issue. Our board of directors will determine these terms by resolution adopted before we issue any shares of a series of preferred stock. As of the date of this prospectus, we have not designated or issued any series of preferred stock.

     The prospectus supplement relating to a particular series of our preferred stock will describe the following specific terms of the series:

          (1) the title, designation, number of shares and stated value of the preferred stock;

          (2) the offering price at which we will issue the preferred stock;

          (3) the dividend rate, or method of calculating the dividend rate, the payment dates for dividends, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

          (4) whether the preferred stock will be subject to redemption, and the redemption price and other terms and conditions relative to the redemption rights;

          (5) any sinking fund provisions;

          (6) whether shares of the preferred stock will be convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions upon which it may be converted or exchanged;

          (7) the place or places where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

          (8) any liquidation rights;

          (9) any voting rights; and

          (10) any additional rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our certificate of incorporation.

     When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock, prior to our common stock as to dividends, if so determined by our board of directors in a resolution providing for the issuance of the preferred stock, and prior to our common stock as to any distribution of our assets.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Subject to the consent of the holders of a majority of our Class B stock, our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our issuance of shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors and our Class B stockholders, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board and our Class B stockholders.

DIVIDENDS

     Holders of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of legally available funds and as permitted under the terms of our credit agreement. The rates and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock ledger on the record dates that are fixed by our board of directors. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination and the rates may be fixed, variable or both. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

     We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

     - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

     - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

LIQUIDATION RIGHTS

     Unless otherwise stated in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, the holders of each series of our preferred stock will be entitled to receive liquidating distributions out of the assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any other class or series of stock ranking junior to the series of preferred stock. The liquidating distributions will be in the amount stated or determined by the applicable prospectus supplement plus all accrued and unpaid dividends up to the date of distribution for the current period and, if the preferred stock is cumulative, the previous dividend periods.

     If we voluntarily or involuntarily liquidate, dissolve or wind up, and the amounts payable relating to the preferred stock and any other shares of our stock of equal ranking in terms of liquidation rights are not paid in full, then the holders of our preferred stock and other securities will have a right to a ratable portion of our available assets, up to the full amount of liquidation preference that they have.

REDEMPTION AND SINKING FUND

     Subject to the terms of the prospectus supplement relating to a series of preferred stock, we may, at our board of directors' option, redeem our preferred stock, in whole or in part at any time. Also, a series of our preferred stock may have the benefit of a sinking fund. Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

VOTING RIGHTS

     The holders of shares of preferred stock will have no voting rights, except:

     - as otherwise stated in the applicable prospectus supplement;

     - as otherwise stated in the certificate of designations establishing the series; or

     - as required by applicable law.

CONVERSION AND EXCHANGE RIGHTS

     The applicable prospectus supplement will indicate any terms on which shares of any series of preferred stock are convertible or exchangeable. The prospectus supplement will describe the securities or rights into which the preferred stock is convertible or exchangeable, which may include other preferred stock, debt securities, common stock or other securities, rights or property, or securities of other issuers, or any combination of our securities, rights and property and the securities of other issuers. The terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the prospectus supplement will state the time and manner of calculating the consideration to be received by the holders of the preferred stock.

TRANSFER AGENT AND REGISTRAR

     We will designate the transfer agent, registrar and dividend disbursement agent for the preferred stock in the applicable prospectus supplement.

                            DESCRIPTION OF WARRANTS

     The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of warrants.

     We may issue warrants to purchase debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

     The applicable prospectus supplement will describe the terms of any warrants, including the following:

          (1)  the title of the warrants;

          (2)  the total number of warrants;

          (3) the price or prices at which the warrants will be issued and sold;

          (4) the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

          (5) the designation and terms of the securities purchasable upon exercise of the warrants;

          (6) the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased;

          (7) the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

          (8) whether the warrants will be issued in registered form or bearer form;

          (9) if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

          (10) if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

          (11)  information with respect to book-entry procedures, if any;

          (12)  anti-dilution provisions of the warrants, if any;

          (13) redemption or call provisions, if any, that are applicable to the warrants;

          (14) if applicable, a summary of the United States federal income tax considerations; and

          (15) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     We may issue either senior or subordinated debt securities. We will issue the senior debt securities under one or more senior indentures between us and a senior indenture trustee, and we will issue the subordinated debt securities under one or more subordinated indentures between us and a subordinated indenture trustee. Except for the subordination provisions set forth in the subordinated indenture, the provisions of the indentures are substantially the same. Each of the senior and subordinated indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indentures from time to time after we execute them.

     This prospectus summarizes what we believe to be the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or the terms of the debt securities that might be important to you. For additional information, you should carefully read the forms of senior and subordinated indentures that are attached as an exhibit to the registration statement of which this prospectus forms a part.

     When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable prospectus supplement.

     In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the indentures for the definitions of any capitalized terms that we use below but do not describe in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

TERMS

     The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment, to the extent and in the manner described in the subordinated indenture, to the prior payment in full of our senior debt, as described below under the section entitled "Subordination." We may, as described in an applicable prospectus supplement, issue debt that is secured by our assets.

     The amount of debt securities we offer under this prospectus will be limited to the amount described on the cover of this prospectus. We may issue the debt securities, from time to time and in one or more series, as our board of directors may establish by resolution, or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities that we have previously issued (Section 301).

     Each of the indentures provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

     You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

          (1) the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities, including junior subordinated;

          (2) the total principal amount of the debt securities and any limit on the total principal amount;

          (3) the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

          (4) the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our Class A common stock, our preferred stock, or any of our other securities or property;

          (5) any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

          (6) the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

          (7) the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

          (8) the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

          (9) the place or places where the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture;

          (10) the terms and conditions relating to the form and the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000;

          (11) if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

          (12) the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have an option;

          (13) any obligation that we have to redeem, repay or purchase debt securities at the option of a holder of debt securities, under any sinking fund or similar provision, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

          (14) the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

          (15) whether the amount of payment of principal of, and any premium, Make-Whole Amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

          (16) whether the principal of, and any premium, Make-Whole Amount, Additional Amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

          (17) any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

          (18) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

          (19) whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

          (20) the date as of which any temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

          (21) if the debt securities will be issued in definitive form only upon our receipt, or the trustee's receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

          (22) if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

          (23) the extent to which the debt securities are subordinated to other indebtedness;

          (24) any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the applicable indenture;

          (25) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under "Discharge, Defeasance and Covenant Defeasance;"

          (26) any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts, as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the Additional Amounts;

          (27) any other covenant or warranty included for the benefit of the debt securities of the series;

          (28) any proposed listing of the debt securities on any securities exchange or market; and

          (29) any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

     The debt securities may provide for less than their entire principal amount to be payable if we accelerate their maturity as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as "original interest discount." Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors.

Holders of debt securities with these features may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

     Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination, in the case of debt securities issued in global form, and except as may otherwise be provided by a resolution of our board of directors or in any supplement to the indentures. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture or prospectus supplement, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

     The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

GUARANTEES

     Debt securities will be issued and unconditionally and irrevocably guaranteed on a senior or subordinated basis by Friedman's Management Corp., FCJV Holding Corp., Friedman's Holding Corp., FCJV, L.P., FI Stores Limited Partnership and Friedman's Florida Partnership. Such guarantees will cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000 (Section 302).

     Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

     Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

          (1) be paid to the holder at the close of business on a special record date for the payment of defaulted interest, to be determined by the applicable trustee, (Sections 101 and 307); or

          (2) be paid at any time in any other lawful manner, as more fully described in the applicable indenture.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

     If the applicable prospectus supplement refers to our designating any transfer agent for any series of debt securities, in addition to the applicable trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

     Neither we nor any trustee will be required to do any of the following:

          (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

          (2) issue, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

          (3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

GLOBAL DEBT SECURITIES

     The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depository Trust Company, as depositary. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary's nominee.

     The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the provisions that follow will apply to depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants in, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants' ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person's ability to own, transfer or pledge interests in registered global securities.

     So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary's procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that once the depositary receives any payment of principal of, any premium, Make-Whole Amounts, interest or Additional Amount on, a registered global security, the depositary will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

MERGER, CONSOLIDATION OR SALE

     We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

          (1) we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States which expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

          (2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

          (3) we deliver a certificate, signed by one of our officers, and an opinion of our legal counsel, as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

     This covenant would not apply to any recapitalization transaction, a change of control of our company or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control include a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a "put" right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control over us or a transaction in which we incur a large amount of additional debt.

CERTAIN COVENANTS

  Existence

     Except as permitted under the section entitled "Merger, Consolidation or Sale" above, we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect. We will not, however, be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities (Section 1005).

  Maintenance of Properties

     We will cause all of our material properties used or useful in the conduct of our business, or the business of any of our subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements and improvements of those properties, as we in our judgment believe is necessary to properly carry on the business related to those properties. We will not, however, be prevented from selling or otherwise disposing of our properties, or the properties of our subsidiaries, in the ordinary course of business (Section 1006).

  Insurance

     We and each of our subsidiaries must keep all of our insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility (Section 1007).

  Payment of Taxes and Other Claims

     We will pay or discharge, or cause to be paid or discharged, before they become delinquent, the following:

          (1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries, or upon the income, profits or property of us or of any of our subsidiaries, and

          (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

     We will not, however, be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings (Section 1008).

  Provision of Financial Information

     Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we are or would have been required to file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d):

          (1) file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act; and

          (2) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities (Section 1009).

  Waiver of Certain Covenants

     We may choose not to comply with any term, provision or condition of the foregoing covenants, or with any other term, provision or condition with respect to the debt securities of a series if, before or after the time for compliance, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive the compliance in that particular instance or in general waive compliance with that covenant or condition. This does not apply to any terms, provisions or conditions that, by their terms, cannot be amended without the consent of all holders of debt securities of the series. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of any term, provision or condition will remain in full force and effect. (Section
1012).

  Additional Covenants

     The applicable prospectus supplement may describe additional covenants, elimination of the covenants described above or modifications to such covenants with respect to a particular series of debt securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Except as otherwise provided in the applicable prospectus supplement, the following events are "events of default" with respect to any series of debt securities that we may issue under the indentures:

          (1) we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

          (2) we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

          (3) we fail to make any sinking fund payment as required for any debt security of that series;

          (4) we breach or fail to perform any covenant contained in the indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the same indenture, and our breach or failure to perform continues for 60 days after we have received written notice of our breach or failure to perform;

          (5) we default under a bond, debenture, note, mortgage or instrument or other evidence of indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed, that has a principal amount outstanding of $10,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 60 days after written notice was provided to us in accordance with the indenture;

          (6) the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our important subsidiaries, or for all or substantially all of our properties or the properties of our important subsidiaries; and

          (7) any other event of default described in the applicable prospectus supplement and indenture (Section 501).

     If there is a continuing event of default with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or Make-Whole Amount on the debt securities of that series. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and its consequences if:

          (1) we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest, and Additional Amounts on, the applicable debt securities, plus fees, expenses, disbursements and advances of the applicable trustee; and

          (2) all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or interest, with respect to the applicable debt securities have been cured or waived as provided in the applicable indenture (Section 502).

     Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving:

          (1) our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

          (2) a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

     The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

          (1) our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

          (2) any sinking fund installment for any debt securities of that series, if the responsible officers of the trustee consider it to be in the interest of the holders of the debt securities of that series (Section
     601).

     Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, and such failure to act continues for 60 days after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee (Section
507). This provision will not, however, prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities at their respective due dates (Section 508).

     Subject to provisions in each indenture relating to the trustee's duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

     Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating that officer's knowledge of our compliance with all of the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1010).

MODIFICATION OF THE INDENTURES

     The holders of not less than a majority in principal amount of all outstanding debt securities issued under an indenture must consent to any modifications and amendments of the indenture. However, no modification or amendment may, without the consent of the holder of the debt securities affected, do any of the following:

          (1) change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

          (2) reduce the principal amount of, or the rate or amount of interest on, any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any debt security;

          (3) reduce the amount of principal of an original issue discount security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

          (4) change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest, or Additional Amounts on, any debt security;

          (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

          (6) reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with provisions of the indenture or defaults and consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture; or

          (7) modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

     The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1012). We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

          (1) to evidence the succession of another person to us as obligor under the indenture;

          (2) to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

          (3) to add events of default for the benefit of the holders of all or any series of debt securities;

          (4) to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

          (5) to add, change or eliminate any provisions of an indenture, provided that any addition, change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the change which are entitled to the benefit of the applicable provision;

          (6) to secure the debt securities;

          (7) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

          (8) to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

          (9) to cure any ambiguity, defect or inconsistency in an indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under that indenture;

          (10) to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act; or

          (11) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

SUBORDINATION

     Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following provisions will apply to subordinated debt securities. Any section references discussed below refer to provisions in the subordinated indenture.

     Upon any distribution to our creditors in the case of a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of, and any interest and premium on, the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture, in right of payment to the prior payment in full of all senior debt (Sections 1801 and 1802). Our obligation to make payment of the principal of, and interest on, the subordinated securities will not otherwise be affected (Section 1808).

     We may not make payments of principal, interest or premium on the subordinated debt securities at any time that:

          (1) we are in default on any payment with respect to our senior debt;

          (2) we are in default with respect to any senior debt, which results in the acceleration of the maturity of the senior debt; or

          (3) there is a judicial proceeding pending with respect to any such default and we receive notice of the default (Section 1803).

     We may resume payments on the subordinated debt securities when the default is cured or waived, or if the subordination provisions of the subordinated indenture otherwise permit payment at that time (Section 1803). After we have paid all of our senior debt in full, holders of our subordinated debt securities will still be subrogated to the rights of holders of our senior debt to the extent that payments otherwise payable to holders of our subordinated debt securities have been made to holders of senior debt, until we pay all of our subordinated debt securities in full (Section 1807). Because of this subordination, in the event that we distribute our assets upon insolvency, some of our general creditors may recover more on a proportionate basis than holders of the subordinated debt securities.

     There is no limit on the amount of senior debt that we may incur. There are no restrictions in the subordinated indenture upon the creation of additional senior debt or other indebtedness.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless the terms of a series of debt securities provide otherwise, under each indenture, we may discharge some of our obligations to holders of any series of debt securities that:

          (1) have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

          (2) are scheduled for redemption within one year.

     We can discharge these obligations by irrevocably depositing with the applicable trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities, including principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section
401).

     In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

          (1) to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section 1402):

        - pay any Additional Amounts upon the occurrence of several particular tax and other events;

        - register the transfer or exchange of the debt securities;

        - replace temporary or mutilated, destroyed, lost or stolen debt securities;

        - maintain an office or agency for the debt securities; and

        - hold monies for payment in trust; or

          (2) to be released from our obligations with respect to the debt securities under sections of the indenture described under "Certain Covenants" or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

     If we choose to be released from our obligations under the covenants, our failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the applicable trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in government obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

     We may defease and discharge our obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that:

          (1) the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

          (2) in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture (Section 1404);

     Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

          (1) the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

          (2) a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made;

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt security as they become due, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate (Section 1405).

     Unless otherwise provided in the applicable prospectus supplement, a "conversion event" means the cessation of use of:

          (1) a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions, by a central bank or other public institution of or within the international banking community;

          (2) the European Currency Unit, both within the European Monetary System and, for the settlement of transactions, by the public in situations involving the European Community; or

          (3) any currency for the purposes for which it was established (Section 101).

     Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

     In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

          (1) the event of default described in clause (4) under the first paragraph of "Events of Default, Notice and Waiver," which would no longer be applicable to the debt securities of that series (Sections 1004 to 1009); or

          (2) the event of default described in clause (7) under "Events of Default, Notice and Waiver" with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

CONVERSION AND EXCHANGE RIGHTS

     The terms on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock or other securities or property will be described in the applicable prospectus supplement. These terms will include:

          (1) the conversion or exchange price, or the manner of calculating the price;

          (2) the exchange or conversion period;

          (3) whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

          (4) any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange generally; and

          (5) the means of calculating the number of shares of our common stock, preferred stock or other securities or property to be received by the holders of debt securities.

     The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

GOVERNING LAW

     The indentures are governed by and shall be construed in accordance with the laws of the State of New York.

REDEMPTION OF DEBT SECURITIES

     We may opt at any time to partially or entirely redeem the debt securities. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

     From the time, and after, notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

                              PLAN OF DISTRIBUTION

     We may from time to time offer and sell the securities described in this prospectus directly to purchasers, or to or through underwriters, dealers or designated agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We may sell the securities:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We also may authorize underwriters acting as our agents to offer and sell the securities upon terms and conditions that will be described in the applicable prospectus supplement.

     If we use underwriters to assist us in the offer and sale of the securities, the underwriters may act as our agents, and we may pay the underwriters in the form of discounts, concessions or commissions. These underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any persons whom we use to assist us in the offer and sale of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us or from their resale of the securities may be deemed to be underwriting discounts and commissions under the securities laws. The obligations of the underwriters to purchase our securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased.

     Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms about those securities and about the offering. We will identify any underwriter or agent that we use, as well as any compensation that these underwriters or agents will receive from us or otherwise, in the applicable prospectus supplement. The prospectus supplement will also include information regarding the terms of our relationship with any underwriters or agents, their obligations with respect to that offering, and information regarding the proceeds that we will receive and our expected use of those proceeds.

     Unless we indicate otherwise in the related prospectus supplement, the securities will be a "new issue" with no established trading market, other than our Class A common stock, which is listed on the Nasdaq National Market. If we sell Class A common stock under this prospectus and the related supplement, the Class A common stock will be listed on Nasdaq, subject to our giving official notice to Nasdaq of our sale of additional shares of Class A common stock. We may elect to list any of the other securities on a securities exchange or Nasdaq, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but no underwriter will be obligated to do so. If any underwriter does make a market in a series of the securities, that underwriter may discontinue its market-making activities at any time without notice to us or to you.

     If we use dealers to assist us in the offer and sale of the securities, then we will likely sell the securities to those dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. We will include the names of the dealers and the terms of any transactions involving the dealers in the applicable prospectus supplement.

     We may enter into agreements with underwriters, dealers and agents who agree to assist us in the offer and sale of the securities. Under these agreements, we may agree to indemnify the underwriters, dealers and agents against certain liabilities, including liabilities under the securities laws, and we also may agree to contribute to any payments that the underwriters, dealers or agents may be required to make under the securities or other laws. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents that assist us in the offer and sale of our securities may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality and validity of the securities offered by this prospectus, as well as certain federal income tax matters, will be passed upon for us by Alston & Bird LLP.

                                    EXPERTS

     The consolidated financial statements of Friedman's Inc. appearing in Friedman's Inc. Annual Report (Form 10-K) for the year ended September 29, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the securities covered by this registration statement are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

SEC Registration Fee........................................   $48,700
Nasdaq Listing Fee..........................................      *
Blue Sky Fees and Expenses..................................      *
Printing and Engraving Costs................................      *
Rating Agencies' Fees.......................................      *
Accounting Fees and Expenses................................      *
Legal Fees and Expenses.....................................      *
Trustee and Registrar Fees..................................      *
Miscellaneous...............................................      *
                                                               -------
          Total.............................................      *
                                                               =======

---------------

* To be filed by amendment, Form 8-K or Rule 424 filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify present and former directors, officers, employees or agents of the corporation. The ninth article of our certificate of incorporation, as amended, provides:

          NINTH: Limitation of Liability; Indemnification

     A.  Limitation of Directors' Liability

          To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section A of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     B.  Indemnification

          (1) Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

          (2) Insurance, Contracts and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section B-1 of this Article or incurred by any Indemnitee in connection with any Proceeding referred to in Section B-1 of this Article, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any director or officer of the Company in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

          (3) Indemnification Not Exclusive Right. The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

          (4) Advancement of Expenses; Procedures; Presumptions and Effects of Certain Proceedings; Remedies. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article:

             (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

             (b) Procedure for Determination of Entitlement to
        Indemnification. (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made no later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                (ii) The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company entitled to vote; or (D) as provided in Section B-4(c) of this Article.

                (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section B-4(b)(ii) of this Article, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

             (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section B-4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section B-4(b) of this Article to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section B-1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

             (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section B-4(b) of this Article that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

             (ii) If a determination shall have been made or deemed to have been made, pursuant to Section B-4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (C) advancement of expenses is not timely made pursuant to Section B-4(a) or
        (D) payment of indemnification is not made within five days after a determination if entitlement to indemnification has been made or deemed to have been made pursuant to Section B-4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court of the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

             (iii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section B-4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

             (iv) In the event that the Indemnitee, pursuant to this Section B-4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                (e) Definitions.  For purposes of this Section B-4:

                (i) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                (ii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

          (5) Severability. If any provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     The Company has purchased directors and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

     Insofar as indemnification, for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

     The following exhibits either (1) are filed herewith or (2) have previously been filed with the SEC and are incorporated herein by reference to such prior filings or (3) will be filed in a subsequent amendment to this registration statement on Form S-3 or in a document to be incorporated by reference herein. We identify previously filed registration statements and reports which we incorporate herein by reference in the column captioned "SEC Document Reference."

EXHIBIT
  NO.                        DESCRIPTION                           SEC DOCUMENT REFERENCE
-------                      -----------                           ----------------------
  1      --   Form of Underwriting Agreement*
  4.1    --   Certificate of Incorporation, as amended    Exhibit 4(a) to the registrant's
                                                          Registration Statement on Form S-8 (No.
                                                          333-17755) filed on March 21, 1997
  4.2    --   Bylaws                                      Exhibit 3.2 to the registrant's
                                                          Registration Statement on Form S-1 (No.
                                                          33-67662), as amended, originally filed
                                                          on August 19, 1993
  4.3    --   Form of Class A common stock certificate    Exhibit 4.2 to the registrant's
                                                          Registration Statement on Form S-1 (No.
                                                          33-67662), as amended, originally filed
                                                          on August 19, 1993
  4.4    --   Form of Indenture for Senior Debt           Filed herewith
              Securities (Form of Senior Debt Security
              included therein)
  4.5    --   Form of Indenture for Subordinated Debt     Filed herewith
              Securities (Form of Subordinated Debt
              Security included therein)
  4.6    --   Form of Preferred Stock Certificate*
  4.7    --   Form of Warrant Agreement (Form of
              Warrant included therein)*
  5      --   Opinion of Alston & Bird LLP as to the
              validity of the securities being
              registered, including consent*
 23.1    --   Consent of Alston & Bird LLP*
 23.2    --   Consent of Ernst & Young LLP                Filed herewith
 24      --   Power of Attorney                           Included on signature page
 25.1    --   Statement of Eligibility and                Filed herewith
              Qualification of Trustee on Form T-1
              under Trust Indenture Act of 1939, as
              amended, of the Trustee under the Senior
              Debt Securities.
 25.2    --   Statement of Eligibility and                Filed herewith
              Qualification of Trustee on Form T-1
              under Trust Indenture Act of 1939, as
              amended, of the Trustee under the
              Subordinated Debt Securities.

---------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.  UNDERTAKINGS

                             A.  RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 D.  RULE 430A.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     E.  QUALIFICATION OF TRUST INDENTURES

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FRIEDMAN'S INC.

                                          By:     /s/ BRADLEY J. STINN
                                            ------------------------------------
                                            Name: Bradley J. Stinn
                                            Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Stinn and Victor M. Suglia, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                             TITLE
                   ---------                                             -----
              /s/ BRADLEY J. STINN                         Director, Chief Executive Officer
------------------------------------------------
                Bradley J. Stinn

            /s/ STERLING B. BRINKLEY                       Chairman of the Board of Directors
------------------------------------------------
              Sterling B. Brinkley

              /s/ JOHN E. CAY, III                                      Director
------------------------------------------------
                John E. Cay, III

           /s/ ROBERT W. CRUICKSHANK                                    Director
------------------------------------------------
             Robert W. Cruickshank

             /s/ DAVID B. PARSHALL                                      Director
------------------------------------------------
               David B. Parshall

               /s/ MARK C. PICKUP                                       Director
------------------------------------------------
                 Mark C. Pickup

              /s/ VICTOR M. SUGLIA                   Senior Vice President-Chief Financial Officer
------------------------------------------------      (Principal Financial and Accounting Officer)
                Victor M. Suglia

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FRIEDMAN'S MANAGEMENT CORP.

                                          By:     /s/ VICTOR M. SUGLIA
                                            ------------------------------------
                                            Name: Victor M. Suglia
                                            Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Stinn and Victor M. Suglia, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                             TITLE
                   ---------                                             -----
              /s/ BRADLEY J. STINN                         Director, Chief Executive Officer
------------------------------------------------
                Bradley J. Stinn

              /s/ VICTOR M. SUGLIA                                      Director
------------------------------------------------
                Victor M. Suglia

                                                                        Director
------------------------------------------------
                 Henry Thompson

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FRIEDMAN'S HOLDING CORP.

                                          By:     /s/ BRADLEY J. STINN
                                            ------------------------------------
                                            Name: Bradley J. Stinn
                                            Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Stinn and Victor M. Suglia, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                             TITLE
                   ---------                                             -----
              /s/ BRADLEY J. STINN                                Director, President
------------------------------------------------
                Bradley J. Stinn

               /s/ JOSEPH DONAGHY                                       Director
------------------------------------------------
                 Joseph Donaghy

                                                                        Director
------------------------------------------------
                 Janice George

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FI STORES LIMITED PARTNERSHIP

                                          By: Friedman's Inc., its sole general
                                          partner

                                          By:     /s/ VICTOR M. SUGLIA
                                            ------------------------------------
                                            Name: Victor M. Suglia
                                            Title:   Senior Vice President,
                                                     Chief Financial
                                                Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FRIEDMAN'S FLORIDA PARTNERSHIP

                                          By: Friedman's Management Corp., its
                                              managing partner

                                          By:    /s/ VICTOR M. SUGLIA
                                          --------------------------------------
                                          Name: Victor M. Suglia
                                          Title:   President

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FCJV, L.P.

                                          By: FCJV Holding Corp., its sole
                                          general partner

                                          By:     /s/ VICTOR M. SUGLIA
                                            ------------------------------------
                                            Name: Victor M. Suglia
                                            Title:   President

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, as of December 21, 2001.

                                          FCJV HOLDING CORP.

                                          By:     /s/ VICTOR M. SUGLIA
                                            ------------------------------------
                                            Name: Victor M. Suglia
                                            Title:   President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Stinn and Victor M. Suglia, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                              TITLE
                     ---------                              -----
               /s/ VICTOR M. SUGLIA                  Director, President
---------------------------------------------------
                 Victor M. Suglia

                  /s/ JOHN MAURO                     Director
---------------------------------------------------
                    John Mauro

                                 EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION                           SEC DOCUMENT REFERENCE
-------                      -----------                           ----------------------
  1      --   Form of Underwriting Agreement*
  4.1    --   Certificate of Incorporation, as amended    Exhibit 4(a) to the registrant's
                                                          Registration Statement on Form S-8 (No.
                                                          333-17755) filed on March 21, 1997
  4.2    --   Bylaws                                      Exhibit 3.2 to the registrant's
                                                          Registration Statement on Form S-1 (No.
                                                          33-67662), as amended, originally filed
                                                          on August 19, 1993
  4.3    --   Form of Class A common stock certificate    Exhibit 4.2 to the registrant's
                                                          Registration Statement on Form S-1 (No.
                                                          33-67662), as amended, originally filed
                                                          on August 19, 1993
  4.4    --   Form of Indenture for Senior Debt           Filed herewith
              Securities (Form of Senior Debt Security
              included therein)
  4.5    --   Form of Indenture for Subordinated Debt     Filed herewith
              Securities (Form of Subordinated Debt
              Security included therein)
  4.6    --   Form of Preferred Stock Certificate*
  4.7    --   Form of Warrant Agreement (Form of
              Warrant included therein)*
  5      --   Opinion of Alston & Bird LLP as to the
              validity of the securities being
              registered, including consent*
 23.1    --   Consent of Alston & Bird LLP*
 23.2    --   Consent of Ernst & Young LLP                Filed herewith
 24      --   Power of Attorney                           Included on signature page
 25.1    --   Statement of Eligibility and                Filed herewith
              Qualification of Trustee on Form T-1
              under Trust Indenture Act of 1939, as
              amended, of the Trustee under the Senior
              Debt Securities.
 25.2    --   Statement of Eligibility and                Filed herewith
              Qualification of Trustee on Form T-1
              under Trust Indenture Act of 1939, as
              amended, of the Trustee under the
              Subordinated Debt Securities.

---------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.